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                                                                   EXHIBIT 10.30
                                                                 [CITIBANK LOGO]

                            ACCOUNT CONTROL AGREEMENT

DATE: 19th SEPTEMBER 2002

Parties

CITIBANK N.A., AS "SECURED PARTY"

ALLIED WORLD ASSURANCE COMPANY LTD, AS "PLEDGOR"

MELLON BANK, N.A., AS "BANK"

ACCOUNT NUMBER

Background

Pledgor has granted Secured Party a security interest in the financial assets in the securities account identified above (the ACCOUNT), maintained by Bank for Pledgor, (including any security entitlement) and in the Account. The parties are entering into this agreement to provide for the control of the Account as a means to perfect the security interest of Secured Party. Bank has no responsibility to Secured Party in respect to the validity or perfection of such security interest otherwise than to act in accordance with the terms and conditions of this Agreement.

Agreement

1. The Account

Bank represents and warrants to Secured Party that Bank maintains the Account. Bank represents and warrants that except for the claim and interest of Pledgor and Secured Party, or as provided in Section 4 of this Agreement, Bank does not know of any claim to or interest in the Account or any financial assets credited thereto. Bank, Pledgor and Secured Party agree that the Account is a SECURITIES ACCOUNT as that term is defined in Section 8-501(a) of the Uniform Commercial Code as in effect from time to time in the State of New York (the "NYUCC"). Bank, Pledgor and Secured Party agree that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Account shall be treated as a financial asset within the meaning of Section 8-102(a)(9) of the NYUCC.

2. Control by Secured Party

Bank will comply with all notifications it receives directing it to transfer or redeem any financial assets credited to the Account (each an ENTITLEMENT ORDER as defined in Section 8-102(a)(8) of the NYUCC) originated by Secured Party and shall otherwise treat Secured Party as entitled to exercise the rights in respect of any financial asset credited to the Account without further consent by Pledgor.

3. Pledgor's Rights in Account

Subject to this Section 3, until Bank receives an entitlement order from the Secured Party, Bank may accept and comply with any entitlement order from Pledgor with regard to the Account or any financial asset as follows:

- Until Bank receives an entitlement order from Secured Party, Bank shall distribute to Pledgor all cash distributions received in regard to financial assets in the Account. Cash distributions do not include any principal received upon redemption or maturity of a financial asset, and any such cash will be held for the benefit of Secured Party.

- Prior to sending an entitlement order to Bank, Pledgor shall determine that the financial assets remaining in the Account will be equal to or exceed the aggregate value determined by Secured Party from time to time (the "Required Account Value"). For purposes of determining the value of any financial asset Pledgor shall (i) determine that the financial asset is eligible as collateral as specified in Exhibit A


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            hereto and (ii) use the mark-to-market value provided by pricing services used by Bank in connection with the valuation of financial assets under similar account control arrangements or for Bank's trust accounts, in each instance after applying the discount specified in Exhibit A hereto; provided that in determining if the remaining financial assets are sufficient Pledgor shall use the mark-to-market values of the financial assets reported by such services not more than the business day prior to the withdrawal or distribution of any financial asset. Any financial asset that cannot be valued as provided herein and any financial asset subject to Bank's lien specified in Section 4 shall have no value in determining if the financial assets to remain in the Account are sufficient for purposes of meeting the Required Account Value. Pledgor may substitute any financial asset for any financial asset credited to the Account provided that (i) the financial assets credited to the Account immediately after such substitution meet the Required Account Value as provided in this Section 3 and (ii) the financial asset received in such substitution is not subject to any lien, security interest, charge or claim in regard to settlement or otherwise.

- Bank shall provide Secured Party with electronic access to view holdings and activity in the Account.

- Pledgor shall not direct Bank to release all assets in the Account or to close the Account without Secured Party's consent, and Bank agrees that it will not release all of the assets or close the Account without Secured Party's consent.

If Secured Party gives Bank an entitlement order notifying Bank that Secured Party will exercise exclusive control over the Account, Bank will cease complying with entitlement orders or other directions concerning the Account originated by Pledgor

4. Priority of Secured Party's Security Interest

Bank subordinates in favor of Secured Party any interest lien or right of setoff it may have, now or in the future, against the Account or financial assets credited to the Account; provided, however, Bank will retain its prior lien on a financial asset credited to the Account where Bank has paid for such financial asset but has not received payment therefore from Pledgor and for payment of its customary fees and expenses pursuant to the agreement under which the Account is maintained (the "Custody Agreement"), including any overdraft fees.

Bank will not agree with any third party that Bank will accept or comply with entitlement orders originated by the third party in regard to the Account or any financial asset credited to the Account.

5. Statements, Confirmations and Notices of Adverse Claims

Bank will send copies of all regular statements for the Account simultaneously to Pledgor and Secured Party. Upon initial deposit of financial assets into the Account and not less than monthly, Bank shall provide Secured Party with a report of the valuation of the financial assets in the Account determined as required in Section 3 of this Agreement. Bank will use reasonable efforts promptly to notify Secured Party and Pledgor if any other person claims a property interest in the Account or any financial asset credited to the Account. Allied shall cause Secured Party to be provided with current information concerning the Account via an on-line service of the Bank (currently, via its "WorkBench" product) by designating Secured Party as an Authorized User thereunder.

6. Bank's Responsibility

Bank shall have no responsibility or liability with respect to changes in the standard of any securities in the Account or changes in their value relative to other currencies or securities, or for any deduction for taxes, levies, or otherwise from deposits made with any depository, or for any blockage, confiscation or expropriation, limitation of transferability, or any other action by any government, de facto or de jure, which affects or could affect the same, or for any other occurrence beyond its control.


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Except for permitting a withdrawal or delivery in violation of Section 3, Bank will not be liable to Secured Party for complying with entitlement orders from Pledgor that are received by Bank before Bank receives and has a reasonable opportunity to act on an entitlement order from Secured Party.

Bank will not be liable to Pledgor for complying with an entitlement order originated by Secured Party even if Pledgor notifies Bank that Secured Party is not legally entitled to issue the entitlement order or notice of exclusive control, unless:

- Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or

-     Bank acts in collusion with Secured Party in violating Pledgor's rights.

This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. In particular, Bank need not investigate whether Secured Party is entitled under Secured Party's agreement with Pledgor to give an entitlement order. Bank may rely on notices and communications it believes given by the appropriate party.

Bank will maintain the Account and financial assets in the same manner as it maintains accounts and assets for its custodial customers generally. During the term of this Agreement, Bank will remain a securities intermediary within the meaning of such term in Section 8-102(a)(14) of the NYUCC and 31 C.F.R. 357.2.

From and after the time Secured Party sends an entitlement order to Bank, Secured Party shall be entitled to the benefits of the Custody Agreement as if it were the client thereunder.

7. Indemnity

Pledgor will indemnify, defend and hold harmless Bank, its partners, officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including reasonable attorney's fees and disbursements), except to the extent such claims, liabilities, and expenses arise from the Bank's negligence, bad faith or wilful misconduct.

8. Termination; Survival

Secured Party may terminate this Agreement by notice to Bank and Pledgor. Bank or Pledgor may terminate this Agreement on 30 days' notice to all of the other parties. Upon receipt of a notice of termination from Pledgor, Bank shall cease accepting any entitlement order from Pledgor, as specified in Section 3, and any previous entitlement order delivered by Pledgor shall be deemed to be of no further force and effect.

If Secured Party notifies Bank that it's security interest in the Account or all of the financial assets therein has terminated, this Agreement will immediately terminate.

Section 6, "BANK'S RESPONSIBILITY" and 7, "INDEMNITY," will survive termination of this Agreement.

9. Governing law

This Agreement, insofar as it relates to the Secured Party's security interest in the Account, will be governed by the laws of the State of New York, without regard to its choice of laws provisions.

10. Entire agreement

This Agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

11. Amendments

No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.



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12. Severability

To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

13. Successors and assigns

A successor to or assignee of Secured Party's rights and obligations under the agreement between Secured Party and Pledgor will succeed to Secured Party's rights and obligations under this Agreement.

14. Notices

A notice or other communication to a party under this Agreement will be in writing, (including facsimile) (except that entitlement orders shall be given in accordance with procedures as Bank may reasonably specify), will be sent to the party's address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

15. Counterparts

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

16. Representations

Each party hereto hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind it to the terms of this Agreement.

SIGNATURES

CITIBANK, N.A.                            PLEDGOR

BY: [ILLEGIBLE]                           BY: /s/ S.G. Cubbon     /s/ M. Simmons
    -----------------------------------       ----------------------------------
    Citibank, N.A.,                           Allied World Assurance Company Ltd
    PO Box 200                                29 Pembroke Road
    Cottons Centre, Hays Lane                 HM08
    London SE1 2QT                            Hamilton
    United Kingdom                            Bermuda

Custodian Bank                                            S.G. CUBBON
                                                     VICE PRESIDENT/TREASURER
BY: /s/ Richard L. Manchian
    -----------------------------------
    For and on behalf Mellon Bank, N.A.
    One Mellon Center
    Pittsburgh, PA 15258
    Attn: Insurance Custody Department


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